Exhibit 99.1

Dear OXiGENE Stockholders,

On June 27, 2013 OXiGENE, Inc. filed a Proxy Statement Supplement (the “Supplement”) in connection with the annual meeting of stockholders to be held on July 16, 2013 (the “Annual Meeting”). This Supplement, which should be read together with the Proxy Statement dated as of June 13, 2013 (the “Proxy Statement”), is being filed for two purposes:

•

to provide supplemental disclosures related to Proposal 2, which is a proposal to approve an amendment to the OXiGENE, Inc. 2005 Stock Plan (the “Plan”) to increase the number of shares of our common stock reserved for issuance under the Plan from 333,333 shares to 833,333 shares, and to increase the limit on the number of stock-based awards issuable to a participant in the Plan in any fiscal year from 16,666 to 200,000, and

•	to provide supplemental disclosures related to Proposal 5, which is an advisory vote to approve the compensation of our named executive officers, as disclosed in the Proxy Statement.

If you have already voted your shares with respect to the Annual Meeting, you do not need to resubmit your vote or to complete a new proxy card. You should continue to use the proxy card previously sent to you with the Proxy Statement. Any stockholder who desires to revoke or change a previously executed proxy, based on the information set forth in this Supplement or otherwise, may do so in the manner described in the Proxy Statement.

With regard to Proposals 2 and 5, to the extent that the information in the Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in the Supplement shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement, including with respect to Proposals 1, 3, 4 and 6, remains unchanged. We urge you to read the Supplement carefully and in its entirety together with the Proxy Statement.

A copy of the Supplement is available on the SEC website: http://www.sec.gov/cgi-bin/browse-edgar?CIK=oxgn&Find=Search&owner=exclude&action=getcompany and also on OXiGENE’s website at: http://investor.oxigene.com/secfiling.cfm?filingID=1193125-13-275018 .

As we point out in the June 27, 2013 Supplement, we are a small company with ten employees who are eligible to receive equity grants under the Plan. We also provide equity grants to key consultants from time to time. Following the completion of our most recent equity financing in April 2013, we expect our cash and cash equivalents to support our operations through the first quarter of 2014. As such, we believe it to be critically important to retain as much cash as possible for the operation of our business. Accordingly, the ability to provide equity compensation is a key factor in our ability to retain and motivate our employees and consultants.

As noted in the filing, our annual equity burn rate under the Plan for 2012, 2011 and 2010 was 8.58%, 7.74% and 6.81%. Our three-year average equity burn rate was 7.71%, which we believe indicates that we have been judicious and cautious in our use of equity grants, both in absolute terms and also by favorable comparison to the significantly higher burn rate for non-Russell 3000 companies in our Global Industry Classification Standard Group of 10.58%. If we are to retain the ability to motivate and incentivize our employees and consultants for the benefit of our company and our stockholders, we believe that we must have the ability to provide value in the form of equity compensation to those employees and consultants.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive employment market in which we operate, the board of directors believes that the size of the share reserve under the amended Plan is reasonable and necessary at this time.

We thank you for your continued interest in and support for OXiGENE.

Peter Langecker, M.D., Ph.D.

Chief Executive Officer